Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - October 2006

Series	1997-4	1997-8	1998-6
Deal Size	$602MM	$939MM	$964MM
Expected Maturity	6/17/2007	9/17/2007	8/18/2008
Yield	16.60%	16.61%	16.61%
Less:
Coupon	5.62%	5.57%	5.56%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	4.05%	4.05%	4.05%
Excess Spread:
October-06	5.43%	5.49%	5.50%
September-06	4.57%	4.62%	4.63%
August-06	5.10%	5.15%	5.16%
Three Month Average Excess Spread	5.03%	5.09%	5.10%
Delinquency:
30 to 59 Days	0.97%	0.97%	0.97%
60 to 89 Days	0.68%	0.68%	0.68%
90+ Days	1.51%	1.51%	1.51%
Total	3.16%	3.16%	3.16%
Principal Payment Rate	19.06%	19.06%	19.06%